Exhibit 99.1

2016-2017 Roadmap

	FY16	FY17
Managed File Transfer	**EFT** •New SMB Modules •Workspaces 2.0 •Acceleration •scInsight •Advanced Authentication module •Cloud Connectors module •Unified Compliance module •Data Security Module •Distributed Clustering •ETL module (ETLM)	• X64 architecture • Branch Office Edition (BOE) • Improved management & integration capabilities (Web admin, API)
Synchronization, Sharing & Collaboration	• Mail Express ® – Integration of Mail Express sharing capabilities into MFT platform • Mail Express® – Support for newer versions of Outlook • scConnect – DMZ secure proxy for EFSS shares • scConnect – Synchronization of desktop and personal file shares • scConnect – External devices support • WAFS – Enhanced security with HTTPS support • WAFS – Geographical Information Systems Support	• scShare – Policy driven sharing • scConnect – Collaboration features including remote preview, edit, and versioning • scConnect – Desktop sync clients including Mac client • WAFS – Performance and scalability enhancements • WAFS – Deata deduplication

© 2016 Globalscape

*Roadmap subject to change

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